EXHIBIT 1

CONSENT OF INDEPENDENT AUDITORS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Prospectus Supplement of GreenPoint Mortgage Funding Trust 2007-HE1 comprising part of the Registration Statement (No. 333-131374) of our report dated March 7, 2006 relating to the financial statements of XL Financial Assurance Ltd., which appears as Exhibit 99.2 in XL Capital Ltd’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus Supplement.

/s/ PriceWaterhouseCoopers LLP
PriceWaterhouseCoopers LLP
Hamilton, Bermuda
March 5, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Prospectus Supplement of GreenPoint Mortgage Funding Trust 2007-HE1 comprising part of the Registration Statement (No. 333-131374) of our report dated March 7, 2006 relating to the financial statements of XL Capital Assurance Inc., which appears as Exhibit 99.1 in XL Capital Ltd’s Annual Report on Form 10-K for the year ended December 31, 2005. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus Supplement.

/s/ PriceWaterhouseCoopers LLP
PriceWaterhouseCoopers LLP
New York, New York
March 5, 2007